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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                ----------------


                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934

       Date of Report (Date of Earliest Event Reported): December 20, 2005

                                TIME WARNER INC.

             (Exact Name of Registrant as Specified in its Charter)

      Delaware                        1-15062                 13-4099534
      --------                        -------                 -----------
(State or Other Jurisdiction  (Commission File Number)      (IRS Employer
  of Incorporation)                                       Identification No.)

                One Time Warner Center, New York, New York 10019
                  --------------------------------------------

               (Address of Principal Executive Offices) (Zip Code)

                                  212-484-8000
                            --------------------------


              (Registrant's Telephone Number, Including Area Code)

                                 Not Applicable
                                -----------------

          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities
    Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange
    Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

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Item 5.02  Departure of Principal Officer; Appointment of Principal Officer
---------------------------------------------------------------------------

On December 21, 2005, the Company announced that Don Logan, its Chairman, Media & Communications Group, will retire effective December 31, 2005. Mr. Logan, who currently serves as a director of Time Warner Cable Inc., will become the non-executive chairman of the board of Time Warner Cable.

The Company also announced that Jeffrey Bewkes, age 53, who has served as its Chairman, Entertainment & Networks Group since July 2002, has been appointed President & Chief Operating Officer of Time Warner Inc. effective January 1, 2006. Prior to being appointed to his current position in July 2002, Mr. Bewkes served as the CEO of Home Box Office from May 1995.

The description of the employment agreement between Mr. Bewkes and the Company, which has not been changed at this time, is incorporated herein by reference to the Company's Proxy Statement for its 2005 Annual Meeting of Stockholders (filed April 4, 2005).

The press release issued by Time Warner Inc. on December 21, 2005 announcing the retirement of Mr. Logan and the promotion of Mr. Bewkes is attached hereto as
Exhibit 99.1.




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Item 8.01.    Other Events
--------------------------

     On December 20, 2005, Time Warner Inc. ("Time Warner") and America Online, Inc. ("AOL") entered into a letter agreement (the "Agreement") with Google Inc. ("Google" and, together with Time Warner and AOL, the "Parties"), pursuant to which the Parties agreed to consummate the transactions described in the Agreement. The Parties also agreed to negotiate and enter into definitive agreements, which are expected to be signed in the first calendar quarter of 2006, related to such transactions. The Parties have also agreed upon a binding expedited arbitration procedure, which should be completed during the first quarter of 2006, to resolve any disagreements between the Parties that would otherwise prevent the entering into of definitive agreements during the first quarter of 2006. The Agreement provides that, in the event the Parties do not enter into definitive agreements to consummate certain of the transactions described in the Agreement by February 18, 2006, the commercial transactions will take effect pursuant to the terms described in the Agreement.

     The material terms of the Agreement are as follows:

     Investment by Google in AOL (the "AOL Investment")
     --------------------------------------------------

      o Investment. In exchange for $1 billion, Google will acquire a 5% equity interest in AOL through an investment in a limited ---liability company ("HoldCo") that will own all of the outstanding equity interests in AOL.

      o Registration Rights. HoldCo will grant Google certain registration rights as follows:

            o Beginning on July 1, 2008, Google will have certain rights to require HoldCo to register the HoldCo interests held by Google for sale in a public offering. If Google exercises this right, Time Warner will have the right to purchase Google's interests for cash or shares of Time Warner stock based on an appraised fair market value of Google's equity interest in HoldCo in lieu of conducting an initial public offering.

            o Google will have certain piggyback registration rights that it may exercise in respect of an initial public offering or follow-on offering initiated by HoldCo either before or after July 1, 2008, subject to certain underwriter cutback provisions.

      o Consent Rights. HoldCo will agree not to take certain actions without the prior consent of Google, including amendments to the HoldCo operating agreement (if such amendments would be adverse to Google) and entering into certain interested party transactions between HoldCo and AOL and affiliates of Time Warner.

      o Sale of HoldCo or AOL Assets. In the event of a sale of all or substantially all of the assets of HoldCo or AOL, Time Warner would cause the distribution to Google of its pro rata portion of such sale.

      o Pre-emptive Rights. Google will have a pre-emptive right to purchase its pro rata portion of any new issuance of equity capital by HoldCo or AOL.

      o Transfer Provisions. Google may not transfer its equity interest in HoldCo except under limited circumstances. Time Warner is permitted to transfer its interests in HoldCo or AOL. Under certain circumstances involving the transfer or issuance of HoldCo equity interests or the transfer of AOL equity interests by Time Warner, Google can elect to have Time Warner or HoldCo purchase Google's equity interest in HoldCo at an appraised fair market value. Google will also have the right to tag along on sales by Time Warner of HoldCo interests, and Time Warner may require Google to sell its interests in certain circumstances.


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     Commercial Transactions
     -----------------------

     The other transactions described in the Agreement are of a commercial nature, and the terms of the agreements and amendments are five years from the date of the Agreement.

     Web Search Services and Sponsored Links. AOL and Google have agreed to extend the term of their current multi-country web search services agreement and their current U.S. text-based advertising services agreement. AOL Europe and Google have also committed to maintain their European text-based advertising agreement for the same term, and AOL Europe has the ability to further extend the term for two additional years. AOL has agreed that Google will be its exclusive provider of the services provided under these agreements, subject to certain limitations. Although the U.S. text-based advertising services agreement is now subject to certain revenue guarantees from Google to AOL that apply given certain conditions, Google does not expect the net economics under these agreements to be materially different compared to that which would have otherwise resulted under the existing agreements.

     AOL Marketplace. In addition to the text-based advertising sold by Google that is distributed through its sponsored links syndication network (including
AOL), Google has agreed to enable AOL to sell text-based advertising for distribution on the AOL properties. Google's revenue share from such advertising sold by AOL for AOL properties is roughly equivalent to the revenue share retained by it under the text-based advertising agreement for AOL properties.

     Display Advertising. Google has agreed to grant AOL certain information rights related to its network of display advertising space and the right to sell display advertising into that network.

     Promotion. Google has agreed to provide AOL with advertising credits and other promotional opportunities for AOL content consistent with Google principles. Google will also fund marketing efforts with third-party media outlets to promote agreed-upon AOL properties, events or initiatives that will be sponsored by Google.

     Content Availability. Google has agreed to assist AOL and Time Warner in understanding Google's published and/or publicly available tools for improving the accessibility of a web site's content to Google's web crawlers.

     Instant Messaging. Google and AOL have agreed to develop the ability for users of AOL's Instant Messenger service and Google Talk to interact with both services from both the AOL Instant Messenger client and the Google Talk client, which will require a user to register a Google Talk user name with the AOL Instant Messenger Service in order to access it.


     A press release announcing the Agreement was issued on December 20, 2005, a copy of which is being filed as Exhibit 99.2 hereto.



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Item 9.01 Financial Statements and Exhibits
-------------------------------------------

Exhibit 99.1    Press Release dated December 21, 2005 issued by Time Warner Inc.

Exhibit 99.2 Press Release dated December 20, 2005 issued by Google Inc., Time Warner Inc. and America Online, Inc.



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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                         TIME WARNER INC.

                                         By: /s/ Wayne H. Pace
                                             -----------------------------------
                                             Name:  Wayne H. Pace
                                             Title: Executive Vice President and
                                                    Chief Financial Officer

Date: December  23, 2005


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



                                 EXHIBIT INDEX

Exhibit        Description
-------        -----------

99.1           Press release dated December 21, 2005 issued by Time Warner Inc.

99.2 Press release dated December 20, 2005 issued by Google Inc., Time Warner Inc. and America Online, Inc.


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